MUELLER WATER PRODUCTS ANNOUNCES LEADERSHIP TRANSITION AND CONTINUED BOARD REFRESHMENT

Martie Edmunds Zakas to Serve as Chief Executive Officer
Steve Heinrichs Named Chief Financial Officer; Paul McAndrew Promoted to Chief Operating Officer
Initiates Search for Permanent CEO
Reaffirms Full-Year Fiscal 2023 Earnings Outlook

ATLANTA, August 21, 2023 - Mueller Water Products, Inc. (NYSE: MWA) (“Mueller” or the “Company”) today announced that Marietta (“Martie”) Edmunds Zakas, the Company’s Chief Financial Officer, has been appointed to the role of Chief Executive Officer as the Company conducts a search for a permanent CEO. Scott Hall has stepped down as President, CEO and member of the Board of Directors (the “Board”). Steven (“Steve”) S. Heinrichs, current Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary, will serve as Chief Financial Officer and Chief Legal and Compliance Officer while this transition is underway. In addition, Paul McAndrew, Senior Vice President, Operations and Supply Chain, has been appointed Chief Operating Officer. Mr. Hall will serve in an advisory role at the Company to ensure a smooth transition. These changes are effective immediately.

“We are delighted to have Martie serve as Chief Executive Officer,” said Mark J. O’Brien, Board Chair. “Having been a member of the Company’s leadership for 16 years, Martie has a deep understanding of our business and strategy and has demonstrated passion and commitment to our people and mission. The Board is confident that under Martie’s leadership, we will continue delivering on our strategic initiatives to achieve net sales growth and margin expansion for the benefit of all stakeholders, including our shareholders.”

“Steve and Paul are proven executives, and we are thrilled to be expanding their leadership roles at Mueller,” continued Mr. O’Brien. “Steve is deeply invested in Mueller’s financial and operational success and Paul has a long and successful track record in operational, engineering and sales leadership positions at leading global companies. In less than a year since he joined the Company, Paul has already made a tremendous impact and we look forward to him taking on an expanded role across the organization to drive operational excellence and deliver industry-leading customer service. We are confident in the future of Mueller as we enter this next phase of leadership.”

Ms. Zakas said, "It is a privilege to take on this responsibility as we position Mueller for continued growth. We have a strong team in place and clear growth and margin-enhancing opportunities, supported by the future benefits from the federal infrastructure bill funding and ramp-up of our new brass foundry in 2024. During my time at Mueller, I have admired the talented women and men who are committed to excellence, innovation and execution each and every day. I look forward to working with Steve and Paul in their new roles and the entire leadership team as we navigate the external environment and focus on enhancing our customer experience, executing our operational initiatives and building on our strong foundation as a provider of products and solutions for our critical water infrastructure.”

Mr. O’Brien concluded, “On behalf of the entire Board, I want to thank Scott for his contributions and years of service to Mueller. The Board and Scott determined that at this stage in the Company’s transformation, with our capital investment phase nearing completion, the time is right to bring in a new leader to help Mueller achieve its potential as America’s water infrastructure is rebuilt. Scott has been a driving force in positioning the Company for long-term success, and we are appreciative that we will continue to benefit from his knowledge through this leadership transition period. We wish him all the best in his future endeavors.”

Mr. Hall said, "It has been an honor to lead Mueller for the last six years. Mueller has an excellent team of dedicated employees who will continue to drive the Company's future success. I look forward to assisting in this transition, and I am confident that Martie, Steve, Paul, the Board and the talented management team will continue to provide steady leadership for the Company.”

The Company will retain a leading executive search firm to assist in a comprehensive search process to identify a permanent CEO, with both internal and external candidates being considered.

The Company also reaffirmed its full-year fiscal 2023 outlook as stated in the Company’s Q3 2023 earnings press release.
Update on Proactive and Accelerated Board Refreshment Plan
The Company is committed to further refreshing the Board by adding new directors with fresh perspectives in the near term to further align the Board’s experience and skills with the Company’s strategic direction. The previously announced accelerated refreshment plan calls for members of the Board with more than 10 years of service to depart no later than the 2026 Annual Meeting. As part of this plan, two Board members, Mark J. O’Brien and Michael (“Mike”) T. Tokarz, have indicated they will not stand for re-election to the Board at the 2024 Annual Meeting. As part of its ongoing commitment to Board refreshment, Mueller is continuing to identify and evaluate outstanding candidates with skills and experience to enhance the Company’s Board. In addition, Ms. Zakas has been appointed as a member of the Board.

“I would like to extend my gratitude to Mark and Mike for their significant contributions to Mueller since it was spun off as an independent, publicly-traded company,” said Dr. Lydia W. Thomas, Chair of the Board’s Nominating and Corporate Governance Committee. “Throughout their tenures on the Board, they have each provided valuable expertise and guidance that has supported Mueller in successfully advancing our strategy and driving value for all our stakeholders. I wish them both well in their next chapters.”
Update on Cooperation Agreement with Ancora
Current Board members Brian L. Slobodow and Karl Niclas Ytterdahl will be nominated by the Board to stand for reelection to the Board at the 2024 Annual Meeting. As a result, under the terms of the existing cooperation agreement between the Company and Ancora Holdings Group, LLC and its affiliates (“Ancora”), the standstill, voting commitments and other provisions applicable to Ancora have been automatically extended.

About Martie Edmunds Zakas
Martie Zakas previously served as the Executive Vice President and Chief Financial Officer of Mueller Water Products since 2018 and has extensive leadership experience in finance, strategy and implementing proven strategies to deliver value. She has directed Mueller’s strategic planning, investor relations and corporate communications activities since 2006. Prior to joining the Company, Ms. Zakas spent five years in a variety of senior leadership roles at Russell Corporation, a $1.4 billion athletic apparel, footwear and equipment company prior to its 2006 acquisition by Berkshire Hathaway. From 1993 to 2000, Ms. Zakas served as corporate vice president, director of investor relations and corporate secretary for Equifax, Inc., a global data, analytics and technology company. Ms. Zakas began her career as an investment banker at Morgan Stanley. Ms. Zakas earned a Bachelor of Arts degree from Randolph-Macon Woman’s College (now known as Randolph College), a Master of Business Administration degree from the University of Virginia Darden School of Business and a Juris Doctor from the University of Virginia School of Law. Ms. Zakas is a director of BlueLinx Holdings, Inc., a former director of Atlantic Capital Bancshares, Inc. and serves on the Board of Trustees of the University of Virginia Darden School Foundation.
About Steve Heinrichs
Steve Heinrichs previously served as the Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary of Mueller Water Products. Prior to joining Mueller in August 2018, Mr. Heinrichs served as Senior Vice President, General Counsel and Secretary of Neenah, Inc., a leading global specialty materials company. For the past 25 years, Mr. Heinrichs has engaged in both private practice and in-house legal counsel roles for public and private companies. Mr. Heinrichs earned a Bachelor of Arts degree from the University of Virginia, a Juris Doctor from Tulane University Law School, and a Master of Business Administration from the Kellogg School of Management at Northwestern University. In addition to his extensive legal background, Mr. Heinrichs has deep experience with strategic planning, finance and treasury matters, securities regulation and disclosure, financial compliance, risk management, tax compliance and planning, and mergers and acquisitions.
About Paul McAndrew
Paul McAndrew previously served as Senior Vice President of Global Operations and Supply Chain at Mueller Water Products since joining the Company in 2022, overseeing the Company’s global manufacturing operations and supply chain. He is a seasoned global operating executive with strong leadership experience in operations, engineering and sales. Prior to Mueller, Mr. McAndrew worked at Emerson as a Vice President and General Manager of Professional Tools. There he held full P&L responsibility and leadership across all functions, including sales and marketing, product management and engineering, operations and supply chain and human resources. From 2003 to 2017, Mr. McAndrew worked at Kautex Textron, serving in various operating roles in multiple countries. Mr. McAndrew earned a Bachelor of Science degree from Cardiff University.
Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the federal securities laws. All statements that address activities, events or developments that the Company intends, expects, plans, projects, believes or anticipates will or may occur in the future are forward-looking statements, including, without limitation, statements regarding outlooks, projections, forecasts, expectations, commitments, trend descriptions and the ability to capitalize on trends, value creation, Board and committee composition plans, long-term strategies and the execution or acceleration thereof, operational improvements, inventory positions, the benefits of capital investments, financial or operating performance including improving sales growth and driving increased margins, capital allocation and growth strategy plans, the Company’s product portfolio positioning and the demand for the Company’s products. Forward-looking statements are based on certain assumptions and assessments made by the Company in light of the Company’s experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including, without limitation, the factors that are described in the section entitled “RISK FACTORS” in Item 1A of the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 18, 2022, and later filings with the SEC on Form 10-Q. Forward-looking statements do not guarantee future performance and are only as of the date they are made. The Company undertakes no duty to update its forward-looking statements except as required by law. Undue reliance should not be placed on any forward-looking statements. You are advised to review any further disclosures the Company makes on related subjects in subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.
About Mueller Water Products, Inc.
Mueller Water Products, Inc. is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, pipe connection and repair products, metering products, leak detection, pipe condition assessment, pressure management products, and software technology that provides critical water system data. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.

Mueller refers to one or more of Mueller Water Products, Inc. (MWP), a Delaware corporation, and its subsidiaries. MWP and each of its subsidiaries are legally separate and independent entities when providing products and services. MWP does not provide products or services to third parties. MWP and each of its subsidiaries are liable only for their own acts and omissions and not those of each other. Mueller brands include Mueller®, Echologics®, Hydro Gate®, Hydro-Guard®, HYMAX®, i2O®, Jones®, Krausz®, Mi.Net®, Milliken®, Pratt®, Pratt Industrial®, SentryxTM, Singer®, and U.S. Pipe Valve & Hydrant. Please see muellerwp.com/brands to learn more.

Investor Relations and Media Contact: Whit Kincaid
770-206-4116
wkincaid@muellerwp.com